Exhibit 4.3

                   CERTIFIED COPY OF CORPORATE RESOLUTIONS
                       OF THE BOARD OF DIRECTORS OF
                                UNIFI, INC.


     I hereby certify that I am the duly elected and qualified Secretary of Unifi, Inc., a corporation organized and existing under the laws of the State of New York; that the following resolutions were duly adopted by a Consent to Action Without Meeting of the Board of Directors of Unifi, Inc., effective as of December 31, 1997; and that such resolutions are in full force and effect and have not been amended or rescinded:

                    RESOLUTIONS REGARDING OFFERING OF NOTES

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation may issue and sell its debt securities in an aggregate amount up to $300,000,000, which amount may be increased to up to $400,000,000 in the discretion of the Executive Committee of this Board of Directors (the "Executive Committee"), with the Notes to have such terms as may be approved by the Executive Committee, which committee may take all actions and shall have the full power and authority of the Board of Directors:

          (i) to determine and establish one or more series of Notes and to determine for any such series of Notes: (a) the amount and specific title of such series of Notes; (b) whether the series of Notes are senior notes or subordinated notes; (c) the aggregate principal amount of such series of Notes to be offered and sold; (d) the date or dates on which such series of Notes will be issued; (e) the date or dates on which such series of Notes will mature; (f) the rate or rates per annum or the method for determining such rate or rates, if any, at which such series of Notes will bear interest (which may be fixed or floating), and the dates or dates from which such interest shall accrue; (g) the times at which any such interest will be payable and the record date or dates for interest payable on any such date, (h) the denominations in which such series of are authorized to be issued; (i) the currency, currencies or currency units in which payment of the principal of (and premium, if any) and interest, if any, on the Notes of that series shall be payable, if other than the currency of the United States of America; (j) any provisions relating to the mandatory or optional redemption of such series of Notes by the Corporation or the holder; (k) whether such series of Notes will be original issue discount; (l) any sinking

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          fund to be provided in connection with such series of Notes; (m) the place or places at which the Corporation will make payments of principal (and premium, if any) and interest, if any, with respect to such series of Notes and the method of such payment; (n) the person or persons who, from time to time, will serve as paying agent, calculation agent, registrar or transfer agent with respect to such series of Notes, which may or may not be the same person and which may or may not maintain a place of business in the City of New York;
          (o) the method of and date for sale and delivery of such series of Notes; (p) whether such series of Notes will be sold to an agent as principal or through an agent as agent for the Corporation, or whether the Corporation will sell such series of Notes directly on its own behalf; (q) the fee or commission to be paid in connection with any such sale; (r) the aggregate principal amount of such series of Notes which may be authenticated and delivered at any such time;
          (s) any terms by which such series of may be convertible into Common Stock or other securities of the Corporation; (t) any provisions relating to the conversion or exchange of the series of Notes into Notes of another series; (u) any additional covenants and events of default and the remedies with respect to such series of Notes not set forth in the applicable Indenture for such Notes; (v) whether such series of Notes will be issued in book-entry form and represented by one or more global securities, and any depositary with respect to such global securities; and (w) any other term and provisions of the series of Notes required by or consistent with the provisions of the applicable Indenture for such Notes of such series; and

          (ii) to authorize and approve (a) the selection of underwriters, dealers or agents for such Notes, if any, which underwriters, dealers or agents may be affiliates of the Corporation, and the form of any underwrite purchase or distribution agreement for such Notes, its terms and conditions and the execution and delivery thereof, (b) the form of trust indenture, or any indenture supplemental to any existing trust indenture, as the case may be, to be used with respect to the issuance and sale of such Notes, its terms and conditions, and the execution and delivery thereof, (c) the form of such Notes, and the execution and delivery thereof to the trustee for authentication and delivery; (d) the form of any registration rights agreement for such Notes, its terms and conditions and the execution and delivery thereof, (e) the appointment of trustees, registrars, transfer agents and paying agents with respect to such Notes and the designation of the office

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          or agency of the Corporation where any series of the Notes may be presented for registration, transfer, exchange and payment; (f) the listing of such Notes in the New York Stock Exchange, Inc. and any other United States or international stock exchange or exchanges and, in connection therewith, the filing of all requisite listing applications, fee agreements, papers and documents and the payment of all fees as deemed necessary or desirable; and (g) any and all actions and documents required to complete the issuance, sale and delivery of any such Notes, their terms and conditions and the execution and delivery thereof, and

     RESOLVED FURTHER, that, subject to the terms and provisions of any indenture pursuant to which any series of Notes may be issued, any of the Chairman of the Board, President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, or any Executive Vice President (each, a "Designated Officer") hereby is authorized and empowered to execute and deliver the Notes or other certificates evidencing the Notes in such form as the Executive Committee shall determine and that the Secretary hereby is authorized and empowered to attest any Notes or certificate so executed; and

     RESOLVED FURTHER, that the net proceeds from the sale of the Notes may be used to repay a portion of the Corporation's long-term revolving bank credit facility and/or for general corporate purposes, which may include capital expenditures for possible acquisitions, expansion of the Corporation's facilities, purchase of additional texturing equipment and working capital needs, as is determined by the Executive Committee; and

Private Placement Exchange Offer
--------------------------------

     RESOLVED FURTHER, that the Notes be offered and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with Section 4(2) thereof, or such other exemption as the proper officers of the Corporation deem appropriate, based on the advice of counsel to the Corporation; and

     RESOLVED FURTHER, that the Corporation is hereby authorized to issue a second series of debt securities in like principal amount and with terms identical in all material respects to the Notes (the "Exchange Notes"), which Exchange Notes shall be registered under the Securities Act and shall be issued and exchanged for the Notes (the "Exchange Offer") and the Executive Committee is hereby authorized to set the terms thereof in the same manner as provided above with regards to the Notes; and

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     RESOLVED FURTHER, that if, upon consummation of the Exchange Offer, any person acting as distribution agent for the Notes (an "Initial Purchaser") holds Notes acquired by it as part of its initial distribution thereof the Corporation is hereby authorized to issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange for the Notes held by such Initial Purchaser (the "Private Exchange Offer"), a third series of debt securities (the "Private Exchange Notes") in like principal amount and identical in all material respects to the Notes, but excluding any provisions relating to the Exchange Offer or the payment of additional interest in connection therewith, and the Executive Committee is hereby authorized to set the terms thereof in the same manner as provided above with regard to the Notes; and

     RESOLVED FURTHER, that the Corporation may execute and deliver and perform a Registration Rights Agreement obligating the Corporation to issue the Exchange Notes and effect the Exchange Offer and obligating the Corporation to issue the Private Exchange Notes and effect the Private Exchange Offer, as appropriate, all as shall be approved and directed by the Executive Committee, and

     RESOLVED FURTHER, that the Corporation prepare, execute and file a Registration Statement on Form S-4, or such other form as shall be appropriate, and any and all exhibits and other documents relating thereto, under the Securities Act relating to the proposed Exchange Offer (the "Exchange Registration Statement"), and that the Executive Committee is hereby authorized to approve the form of the Exchange Registration Statement, and the officers of the Corporation are hereby authorized to prepare, execute and file the Exchange Registration Statement and any amendment or amendments thereto (including any pre-effective or post-effective amendments) as they deem necessary or desirable or as shall be required by the Securities and Exchange Commission (the "Commission"), and the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and any Executive Vice President, one and each of them, hereby is authorized to execute the same on behalf of the Corporation; and

     RESOLVED FURTHER, that if the Exchange Offer is not permitted by law, or if the designated officer of the Corporation deem it necessary or desirable pursuant to the Registration Rights Agreement, or otherwise, the Corporation shall prepare, execute and file a Registration Statement on Form S-3, or such other form as shall be appropriate, and any and all exhibits and other documents relating thereto, under the Securities Act to register resales of the Notes by the holders thereof (the "Shelf Registration Statement"), and that the Executive Committee is hereby authorized to approve the form Shelf

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     Registration Statement, and the officers of the Corporation are hereby authorized to prepare, execute and file the Shelf Registration Statement and any amendment or amendments thereto including any pre-effective or post-effective amendments) as they deem necessary or desirable or as shall be required by the Commission, and the President, the Senior Vice President and Chief Financial Officer, and any Executive Vice President, one and each of them, hereby is authorized to execute the same on behalf of the Corporation; and

     RESOLVED FURTHER, that Willis C. Moore, III, Senior Vice President and Chief Financial Officer of the Corporation, and R. Douglas Harmon of
     Smith Helms Mulliss & Moore, L.L.P., special counsel to the Corporation, are hereby appointed and designated as the persons duly authorized to receive communications and notices from the Commission with respect to the Exchange Registration Statement and the Shelf Registration Statement and to exercise powers given to such person under the rules and regulations of the Commission; and

     RESOLVED FURTHER, that the signature of any officers or directors of the corporation required by law to be affixed to the Exchange Registration Statement or the Shelf Registration Statement, or to any amendment thereof, may be affixed by said officer or director personally or by an attorney-in-fact duly constituted in writing by said officer or director to sign his name thereto; and

     RESOLVED FURTHER, that William T. Kretzer and Willis C. Moore, III hereby are appointed attorneys-in-fact for, and each of them with full power to act without the other hereby is authorized and empowered to sign the Exchange Registration Statement or the Shelf Registration Statement and any amendment or amendments (including any pre-effective or post-effective amendments) thereto on behalf of the Corporation and any of the following, to wit: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer, and any other officer of the Corporation; and

     RESOLVED FURTHER, that Willis C. Moore, III is hereby designated as Agent for Service of the Corporation with all such powers as are provided by the Rules and Regulations of the Commission; and

     RESOLVED FURTHER, that the officers of the Corporation hereby are authorized for and on behalf of the Corporation to do any and all acts and things necessary or appropriate for the completion of the Exchange Registration Statement or the Shelf Registration Statement and thereafter for the continuation of the effectiveness thereof; and

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State Qualification and Broker/Dealer Registration
--------------------------------------------------

     RESOLVED FURTHER, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that the President and Chief Executive Officer or the Senior Vice President and Chief Financial Officer or the Secretary of the Corporation are hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such actions as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and the execution of such officers of any such paper or document or the doing by them of any act in connection with the foregoing matter shall conclusively establish their authority therefor from the Corporation and approval and ratification of the Corporation of the papers and documents so executed and the action so taken; and

     RESOLVED FURTHER, that if the securities or Blue Sky laws of any states of the United States of America in which the designated officers of the Corporation deem it necessary or advisable to qualify or register for sale all or any part of the securities of the Corporation, or any authority administering such laws, requires a prescribed form of preamble, preambles, resolution or resolutions relating to such sale or to any application, statement, instrument or other document connected therewith, each such preamble or resolution is hereby adopted by this Board of Directors and the Secretary of the Corporation is hereby authorized and directed to certify the adoption of any such preamble or resolution as though the same was presented to the directors and to insert all such preambles and resolutions in the minute book of the Corporation immediately following the minutes of this meeting; and

     RESOLVED FURTHER, that if it should be necessary or is desirable and in the best interest of the Corporation that it be registered as a broker/ dealer in various states for the purpose of selling the Notes, the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Secretary are hereby authorized to determine the states in which appropriate action will be taken to register; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with

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     the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

Miscellaneous
-------------

     RESOLVED FURTHER, that the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and the Secretary of the Corporation are hereby authorized and directed to obtain from such creditors of the Corporation as they may deem necessary, all such waivers, consents or amendments under the Corporation's loan agreements and other contracts as they may deem necessary or advisable to permit the consummation of the transactions contemplated by the foregoing resolutions; and

     RESOLVED FURTHER, that the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, and such other officers of the Corporation as may be designated by the Executive Committee, be and they hereby are authorized, empowered and directed to do or cause to be done any and all such other acts and things, to execute and deliver any and all such agreements, documents, papers and instrument, and to take any and all steps deemed by them to be necessary or desirable to carry out the purpose and intent of and to consummate any of the actions contemplated by the foregoing resolutions.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of Unifi, Inc., as of the 5th day of February, 1998.

                                         /s/ C. Clifford Frazier, Jr.
                                         -----------------------------
                                          C. Clifford Frazier, Jr.
                                          Secretary


(CORPORATE SEAL)